FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2003

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On November 10, 2003, First Place Financial Corp. (“First Place”) and Franklin Bancorp, Inc. (“Franklin”) entered into an Agreement and Plan of Merger (“Merger Agreement”) under which First Place has agreed to acquire Franklin.

Under the terms of the Merger Agreement, which has been approved by the boards of directors of both First Place and Franklin, Franklin will merge with and into First Place (the “Merger”), with First Place surviving the Merger. The Merger Agreement provides for a cash and stock merger transaction valued at approximately $82.2 million. Under the terms of the agreement, Franklin shareholders will be entitled to receive for each share of Franklin common stock either $21.00 in cash or 1.137 shares of First Place common stock, or any combination thereof, subject to election and allocation procedures which are intended to ensure that, in the aggregate, 50% of the Franklin shares will be exchanged for First Place common stock.

Consummation of the Merger is subject to the conditions described in the Merger Agreement, including receipt of regulatory approvals and the approval of Franklin’s shareholders. The transaction is expected to close in the second quarter of 2004. There can be no assurance, however, that the Merger will in fact be consummated.

The combined financial institution would rank as the 45th largest publicly traded savings institution in the United States with $2.2 billion in assets, market capitalization of $306 million and a 30 retail branch and 12 loan production office footprint that spans much of Ohio and the county of Oakland, Michigan. Franklin Bank will operate as a division of First Place Bank while retaining its name in the Southfield, Birmingham, Troy and Grosse Pointe Woods markets that are its primary market areas.

The information contained in this press release, which is attached hereto as Exhibit 99.1 to this Form 8-K, is incorporated herein by this reference.

The Merger Agreement is attached hereto as Exhibit 99.2 to this Form 8-K and is incorporated herein by this reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

c)	Exhibits.

Exhibit No	Description

99.1	Press release of First Place Financial Corp. dated November 10, 2003, announcing that First Place Financial Corp. and Franklin Bancorp, Inc. have entered into an Agreement and Plan of Merger under which First Place has agreed to acquire Franklin Bancorp, Inc. The transaction is subject to, and contingent on regulatory and shareholder approval.

99.2	Agreement and Plan of Merger, dated as of November 10, 2003, by and between First Place Financial Corp. and Franklin Bancorp, Inc.

99.3	Conference call and simultaneous webcast presentation of November 11, 2003 presented by Steven R. Lewis, President and CEO, and David L. Mead, Chief Financial Officer, of First Place.

Item	9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure”.

On Tuesday, November 11, 2003 at 10:00 a.m. Eastern Time, a simultaneous webcast of a conference call with Steven R. Lewis, President and CEO, and David L. Mead, Chief Financial Officer, of First Place was held and was made available online at the Investor Relations page of First Place’s website at www.firstplacebank.net. Mr. Lewis and Mr. Mead provided an overview of the Franklin transaction to financial analysts. The webcast was open to the public with both media and investors invited to listen via the Internet. A replay of the call will be available on First Place’s website for 7 business days following the event. A detailed presentation of the Franklin transaction is posted on the Investor Relations Page of First Place’s website at www.firstplacebank.net, and may be downloaded from First Place’s website or can be obtained, without charge, by directing a request to Mr. Mead at 330-373-1221, extension 2279, or by email at dmead@fpfc.net.

A copy of the conference call presentation is attached hereto as Exhibit 99.3 to this Form 8-K and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: November 12, 2003	By:	/s/ Steven R. Lewis

Steven R. Lewis President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of First Place Financial Corp. dated November 10, 2003, announcing that First Place Financial Corp. and Franklin Bancorp, Inc. have entered into an Agreement and Plan of Merger under which First Place has agreed to acquire Franklin Bancorp, Inc. The transaction is subject to, and contingent on regulatory and shareholder approval.

99.2	Agreement and Plan of Merger, dated as of November 10, 2003, by and between First Place Financial Corp. and Franklin Bancorp, Inc.

99.3	Conference call and simultaneous webcast presentation of November 11, 2003 presented by Steven R. Lewis, President and CEO, and David L. Mead, Chief Financial Officer, of First Place.